UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2016

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2016, the compensation committee of our board of directors amended our cash incentive plan. The plan, which we first adopted in 2007, was most recently approved by our shareholders in 2012. The plan authorizes the grant of performance-based cash awards to our executive officers, as well as our other salaried employees and the salaried employees of our affiliates. The amendments enable the grant under the plan of certain service-based and performance-based cash awards, which will be new components of our long-term incentive program, or “LTIP,” for our senior corporate leaders, practice leaders and key revenue generators. These cash awards may be granted in conjunction with or in lieu of any or all of the equity awards under our 2006 equity incentive plan that have historically constituted the LTIP.

On the same date, the committee approved forms of award agreements for service-based and performance-based cash awards to be granted under the plan and the LTIP. These service-based awards will provide for the payment of a fixed amount of cash, vesting in 4 equal annual installments measured from the date of grant. These performance-based awards will provide for a cash payment based on a fixed target amount and the outcome of performance conditions measured over a performance period of at least one year. The amount payable under these performance-based awards based on the outcome of their performance conditions will additionally vest in 4 equal annual installments, measured from the date of grant, except that all vesting will be delayed until the outcome of the award’s performance conditions has been determined by the committee. Under the LTIP, vested service-based and performance-based cash awards (net of tax withholding) count towards the achievement of, and the payment of vested award amounts is subject to, participants’ ownership thresholds under the LTIP’s stock and cash ownership guidelines.

A copy of our cash incentive plan, as so amended, is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. Copies of the forms of the award agreements for the service-based and performance-based cash awards to be granted under the plan and the LTIP, as described above, are attached as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Number	Title

10.1	CRA International, Inc. Cash Incentive Plan, as amended by the compensation committee of its board of directors on December 8, 2016

10.2	Form of Service Cash Award Agreement for awards under CRA’s Cash Incentive Plan and LTIP

10.3	Form of Performance Cash Award Agreement for awards under CRA’s Cash Incentive Plan and LTIP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: December 12, 2016	By:	/s/ Chad M. Holmes
Chad M. Holmes
Chief Financial Officer,
Executive Vice President and
Treasurer

EXHIBIT INDEX

Number	Title

10.1	CRA International, Inc. Cash Incentive Plan, as amended by the compensation committee of its board of directors on December 8, 2016

10.2	Form of Service Cash Award Agreement for awards under CRA’s Cash Incentive Plan and LTIP

10.3	Form of Performance Cash Award Agreement for awards under CRA’s Cash Incentive Plan and LTIP